Exhibit 10.1

SECOND AMENDMENT TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 30, 2013 (this “Amendment”), to the Existing Credit Agreement (as defined below) is among SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY, an Irish public limited company (“STX”), SEAGATE HDD CAYMAN, an exempt limited liability company organized under the laws of the Cayman Islands (the “Borrower”), THE BANK OF NOVA SCOTIA, as Administrative Agent (the “Administrative Agent”) and the Lenders (such capitalized term, and other terms used in this preamble or the recitals to have the meanings provided in Section 1.2) party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of January 18, 2011 (as amended on August 31, 2011 and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among STX, the Borrower, the Lenders and the Administrative Agent, the Lenders have agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit to the Borrower;

WHEREAS, the Borrower has requested, subject to the terms and conditions hereinafter set forth, that the Lenders amend the Existing Credit Agreement in certain respects as provided below; and

WHEREAS, the Lenders have agreed to such amendments on the terms and conditions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Existing Credit Agreement” is defined in the first recital.

“Second Amendment Effective Date” is defined in Section 3.1.

“STX” is defined in the preamble.

SECTION 1.2.  Existing Credit Agreement Defined Terms.  Unless otherwise defined herein or the context otherwise requires, terms defined in the Existing Credit Agreement and used in this Amendment shall have the meanings given to them in the Existing Credit Agreement.

ARTICLE II
AMENDMENTS

Effective on the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with the terms of this Article.

SECTION 2.1.  Amendments to Article I.  Article I of the Existing Credit Agreement is amended in accordance with Sections 2.1.1 through 2.1.2.

SECTION 2.1.1.  Section 1.01 is amended by inserting the following definitions in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty from, or the grant of a security interest by (as applicable) such Guarantor becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal.

“FATCA” means Section 1471 through 1474 of the Code, as in effect on the Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that at the time of the relevant guaranty (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a cross-guaranty pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/-offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time; or (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

SECTION 2.1.2.  Section 1.01 is further amended as follows:

(a)  The chart contained in the definition of “Applicable Margin” is amended in it is entirety, and a new sentence is added immediately following such chart, to read as follows:

Issuer Rating	Eurodollar Spread	ABR Spread	Commitment Fee Rate

Category 1 Equal to or higher than: BBB- by S&P Baa3 by Moody’s BBB- by Fitch	1.50%	0.50%	0.225%

Category 2 BB+ by S&P Ba1 by Moody’s BB+ by Fitch	1.75%	0.75%	0.275%

Category 3 BB by S&P Ba2 by Moody’s BB by Fitch	2.00%	1.00%	0.350%

Category 4 Equal to or lower than: BB- by S&P Ba3 by Moody’s BB- by Fitch	2.50%	1.50%	0.450%

The Applicable Margin and Commitment Fee Rate from the Second Amendment Effective Date through the Fiscal Quarter ending September 30, 2013 shall be (i) 1.750% for Eurodollar Loans, (ii) 0.750% for Base Rate Loans, and (iii) 0.275% for the Commitment Fee Rate.

(b)  The last paragraph of the definition of “Applicable Margin” is hereby deleted in its entirety.

(c)  The last sentence in the definition of “Change in Law” is amended in its entirety to read as follows:

Whenever there is a reference in this Agreement to the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBO lending office) with any request or directive (whether or not having the force of law) made after the Effective Date, notwithstanding anything contained herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, or directives in connection therewith shall be deemed to have gone into effect and adopted after the Effective Date, and (ii) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States (or foreign) regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

(d)  The definition of “Collateral and Guaranty Requirement” is amended in its entirety to read as follows:

“Guarantee Requirement” means, at any time, the requirement that:

(a)  the Administrative Agent shall have received from each Loan Party a counterpart of each of (i) the applicable Guarantee Agreement, and (ii) in the case of any Loan Party that executes the U.S. Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement.

(b)  within 30 days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), the Borrower shall have delivered to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request.

Notwithstanding anything in this definition to the contrary, (i) no Guarantee by any Person shall be required pursuant to this definition if the Administrative Agent determines, after consultation with the Borrower, that (a) providing such Guarantee would (x) violate the law of the jurisdiction in which where the Person providing such Guarantee, (y) violate the terms of any material contract binding on STX, the Borrower or any Subsidiary (but only to the extent that the restrictions in all such contracts, taken as a whole, do not materially limit the Collateral that would otherwise be pledged pursuant to the Guarantee Requirement and Section 5.13(b)), or (z) result in a material adverse tax consequence to the Person providing such Guarantee, or (b) the cost to STX, the Borrower or any Subsidiary of providing such Guarantee would be excessive in view of the related benefits to be received by the Lenders therefrom, and (iii) no Obligation of any U.S. Loan Party shall be required to be Guaranteed by any CFC Subsidiary or any Qualified CFC Holding Company, in each case of any U.S. Subsidiary.

(e)  The definition of “Collateral Release” is hereby deleted in its entirety.

(f)  Clause (d) of the definition of “Excluded Taxes” is amended in its entirety to read as follows:

(d) any United States withholding taxes imposed by reason of FATCA.

(g)  The definition of “Fee Letter” is amended by deleting the date “December 22, 2010,” and inserting the date “April 2, 2013” in its place.

(h)  The definition of “Maturity Date” is amended in its entirety to read as follows:

“Maturity Date” means April 30, 2018, or, if such day is not a Business Day, the Business Day immediately preceding such day.

(i)  The following sentence is added to the end of the definition of “Obligations”:

Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

(j)  The definition of “Permitted Priority Debt Amount” is amended in its entirety to read as follows:

“Permitted Priority Debt Amount” means, at any time, an amount equal to (a) during any Non-Investment Grade Period, $300,000,000 and (b) during any Investment Grade Period, $450,000,000.

(k)  The definition of “Revolving Commitment” is amended by deleting the last sentence and replacing it with the following:

The aggregate amount of the Lenders’ Revolving Commitments on the Second Amendment Effective Date is $500,000,000.

(l)  The definition of “Senior Notes” is amended in its entirety to read as follows:

“Senior Notes” means, collectively, (i) the $600,000,000 6.800% Senior Notes due 2016, (ii) the $750,000,000 7.75% Senior Notes due 2018, (iii) the $600,000,000 6.875% Senior Notes due 2020, and (iv) unsecured notes issued by the Borrower or STX following the Second Amendment Effective Date, and in the case of clauses (i) through (iv), the Indebtedness represented thereby (including any respective Parent Guarantees and the Exchange Notes (each as defined in the Senior Note Documents), the respective guarantees of the Exchange Notes, and any replacement notes), provided, that in the case of this clause (iv), (a) both before and after giving effect to the incurrence of Indebtedness thereunder, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including under Sections 6.11,  6.12, or 6.13, on a pro forma basis), and (b) such notes shall not require any Loan Party to pay any scheduled repayment or prepayment of principal for at least six months subsequent to the Maturity Date.

SECTION 2.2.  Amendment to Article II.  Article II of the Existing Credit Agreement is amended in accordance with Sections 2.2.1 through 2.2.6.

SECTION 2.2.1.  The first sentence of Section 2.01 is amended by inserting the words “in Dollars” after the phrase “each Lender agrees to make Revolving Loans.”

SECTION 2.2.2.  Clause (b) of Section 2.14 is amended by adding the following proviso at the end of such clause:

; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines, or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated pursuant to clauses (a) and (b) only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers.

SECTION 2.2.3.  Section 2.16 is amended by adding a new clause (h), to read in its entirety as follows:

(h)  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and such additional documentation reasonably requested by the Borrower or the Administrative Agent, as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA,  to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.2.4.  Clause (c) of Section 2.17 is amended by adding the following text after the last sentence of such clause:

Notwithstanding the foregoing, no amounts set off with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 2.2.5.  The penultimate sentence in clause (a) of Section 2.20 is amended in its entirety to read as follows:

Notwithstanding anything to the contrary herein, the aggregate principal amount of the Revolving Commitment Increases following the Second Amendment Effective Date shall not exceed $100,000,000.

SECTION 2.2.6.  Section 2.21 is deleted in its entirety, and “SECTION 2.21 [RESERVED]” is inserted in its place, and any references to Section 2.21 or “Collateral Release” in the Existing Credit Agreement are deleted in their entirety.

SECTION 2.3.  Amendment to Article III.  Article III of the Existing Credit Agreement is amended in accordance with Section 2.3.1.

SECTION 2.3.1.  Section 3.15 is amended in its entirety to read as follows:

SECTION 3.15.  Sanctioned Persons, etc.

(a)  No Loan Party or any Affiliate of any Loan Party (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned

Persons or Sanctioned Countries.  No part of the proceeds of any extension of credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.  Neither the making of the extensions of credit hereunder nor the use of the proceeds thereof will violate the Patriot Act.

(b)  None of the proceeds of the extensions of credit made under this  Agreement will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto.

(c)  No Loan Party (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the OFAC or in Section 1 of the Anti-Terrorism Order, or (ii) engages, or will engage, in any dealings or transactions, or is, or will be otherwise associated with, any such Person.

(d)  None of the proceeds of the extensions of credit made under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 2.4.  Amendments to Article V.  Article V of the Existing Credit Agreement is amended in accordance with Sections 2.4.1 through 2.4.3.

SECTION 2.4.1.  Sections 5.03 and 5.08 are deleted in their entirety, and “SECTION 5.03[RESERVED]” and “SECTION 5.08 [RESERVED]” are inserted in their place, respectively.

SECTION 2.4.2.  Clause (b) of Section 5.13 is amended by deleting the following words:

and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by any Loan Party (in each case, to the extent required by the Collateral and Guarantee Requirement)

SECTION 2.4.3.  (i) Clause (a) and (c) of Section 5.14 are deleted in their entirety, and “(a)[RESERVED]” and “(c)[RESERVED]” are inserted in their place, respectively and (ii) clause (b) of Section 5.14 is amended in its entirety to read as follows:

Each of STX and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower.

SECTION 2.5.  Amendments to Article VI.  Article VI of the Existing Credit Agreement is amended in accordance with Sections 2.5.1 through 2.5.6.

SECTION 2.5.1.  Clause (a) of Section 6.01 is amended by (i) deleting the word “and” at the end of clause (a)(ix), (ii) replacing the period at the end of clause (a)(x) with a semicolon, and (iii) inserting the following new clauses (a)(xi) and (a)(xii):

(xi)  purchase money obligations or other similar obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) (i) in respect of capital leases, or (ii) incurred to finance the acquisition, construction, or improvement of any fixed or capital assets, in each case, together with any modifications, extensions, renewals, refundings, replacements, and extensions of any such Indebtedness that do not increase the outstanding principal amount thereof (provided, in each case, that such Indebtedness is incurred within 30 days of the acquisition of such property); and

(xii)  Guarantees by STX, the Borrower and its Subsidiaries in respect of lease agreements of STX, the Borrower or any Subsidiary not exceeding $100,000,000 in the aggregate at any time.

SECTION 2.5.2.  Clause (b) of Section 6.01 is amended by deleting the date “January 18, 2015,” and inserting the date “April 30, 2018” in its place.

SECTION 2.5.3.  Section 6.02 is amended by (i) deleting the word “and” at the end of clause (i), (ii) deleting the period at the end of clause (j) and inserting “; and” in its place and (iii) adding a new clause (k), to read in its entirety as follows:

(k)  Liens securing Indebtedness pursuant to Section 6.01(a)(xi); provided that (i) such Liens attach at all times only to the assets so financed except for accession to the property that is affixed or incorporated into the property covered by such Lien or financed with the proceeds of such Indebtedness and the proceeds and the products thereof, and (ii) individual financings or leases of equipment provided by one lender or lessor may be cross collateralized to other financings of equipment provided by such lender or lessor.

SECTION 2.5.4.  Sections 6.04 (c)(i) and 6.04 (d)(i) are deleted, and “(i) [RESERVED]” is in each case inserted in their place.

SECTION 2.5.5.  Section 6.13 of the Existing Credit Agreement is amended by deleting the figure “500,000,000,” and inserting the figure $700,000,000” in its place.

SECTION 2.5.6.  A new Section 6.14 is added to the Existing Credit Agreement, to read in its entirety as follows:

SECTION 6.14.  OFAC Compliance.  The Borrower will not, and will not permit any of its Subsidiaries to, do business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.

SECTION 2.6.  Amendment to Article VII.  Article VII of the Existing Credit Agreement is amended in accordance with Section 2.6.1.

SECTION 2.6.1.  Clause (o) of Section 7.01 is deleted.

SECTION 2.7.  Amendment to Article VIII.  Article VIII of the Existing Credit Agreement is amended in accordance with Section 2.7.1.

SECTION 2.7.1.  The last sentence of Section 8.08 is amended by replacing “will no rely” with “will not rely.”

SECTION 2.8.  Amendment to Article IX.  Article IX of the Existing Credit Agreement is amended in accordance with Sections 2.8.1 and 2.8.2.

SECTION 2.8.1.  Clause (e) of Section 9.04 is amended by adding the following text after the last sentence of such clause:

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Loan Document Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Loan Document Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 2.8.2.  Clause (b) of Section 9.12 is amended in its entirety to read as follows:

(b)  to the extent requested by any regulatory authority or self-regulatory authority,

SECTION 2.9.  Global Amendment to Loan Documents; Removal of  Security Documents.  The Loan Documents are amended by deleting each reference to “Collateral and Guarantee Requirement,” and inserting in its place “Guarantee Requirement.”  Additionally, the Secured Parties acknowledge and agree that as a result of the occurrence of the Collateral Release Date, the Security Documents, and the representations and covenants contained therein, are no longer effective or binding on the Loan Parties.

SECTION 2.10.  Amended Interest Rates, Commitment Fees.  The parties agree that the Applicable Margin and the Commitment Fee rate shall be calculated as set forth in the Existing

Credit Agreement for the period prior to the Second Amendment Effective Date, and the Applicable Margin and Commitment Fee rate set forth in this Amendment shall only be effective from and after the Second Amendment Effective Date.

SECTION 2.11.  Commitment Allocation and Titles.  (i) The Lenders party hereto agree, from and after the Second Amendment Effective Date, to commit to provide their respective Commitments as set forth on Schedule 2.01 attached hereto, and (ii) the Parties hereto agree that Annex I reflects all titles which have been granted hereunder.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1.  Effectiveness.  This Amendment shall become effective upon the date (the “Second Amendment Effective Date”) when each of the following conditions set forth in this Article shall have been satisfied.

SECTION 3.1.1.  Execution of Counterparts.  The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by an authorized officer or representative of STX and of the Borrower, and on behalf of each Lender, the Issuing Bank, and the Administrative Agent.

SECTION 3.1.2.  Extended Commitments.  No less than $175,000,000 of extended Revolving Commitments (extended to the Maturity Date, as amended) in aggregate shall have been committed to by existing Lenders and Additional Lenders.

SECTION 3.1.3.  Affirmation.  The Administrative Agent shall have received counterparts of an Affirmation, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of each Guarantor.

SECTION 3.1.4.  Legal Opinions. The Administrative Agent shall have received an opinion of Simpson, Thacher & Bartlett LLP,  and other local counsel for non-U.S. Guarantors, each dated as of the Second Amendment Effective Date and addressed to the Administrative Agent, the Lenders and the Issuing Banks, in each case in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.1.5.  Amendment to Guarantee Agreements. The Administrative Agent shall have received counterparts of an amendment to each Guarantee Agreement, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of each Guarantor.

SECTION 3.1.6.  Fees and Expenses.  All of the fees agreed to by the Lenders and the Borrower, as notified to the Administrative Agent, shall have been paid, and  the Administrative Agent shall have received all of its reasonable and documented fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including (to the extent invoiced in advance) reasonable and documented fees and disbursements of Orrick, Herrington & Sutcliffe LLP, counsel to the Administrative Agent.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.1.  Representations and Warranties.  To induce the Lenders, the Issuing Bank, and the Administrative Agent to enter into this Amendment, STX and the Borrower represent and warrant to the Lenders, the Issuing Bank, and the Administrative Agent that as of the Second Amendment Effective Date,

(a)  both before and after giving effect to this Amendment, all of the statements set forth in clause (a) of Section 4.02 of the Existing Credit Agreement are true and correct; and

(b) both before and after giving effect to this Amendment, no Default has occurred and is continuing, or will result therefrom.

SECTION 4.2.  Effect of Amendment.  The parties hereto agree as follows:

(a)  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of a Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders under any of the Loan Documents except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

(b)  On and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as amended hereby.  This Amendment, executed pursuant to the Existing Credit Agreement, shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

(c)  This Amendment constitutes a Revolving Increase Amendment, and the Second Amendment Effective Date shall be a Revolving Increase Closing Date for the purposes of Section 2.20 of the Existing Credit Agreement.

SECTION 4.3.  Fees and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 4.4.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5.  Lender Acknowledgments.  Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

SECTION 4.6.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4.7.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or electronic copy), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 4.8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ PATRICK O’MALLEY, III
	Name:	Patrick O’Malley, III
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ KENNETH MASSARONI
	Name:	Kenneth Massaroni
Title: Executive Vice President, General Counsel and Chief Administrative Officer

SEAGATE HDD CAYMAN

By:	/s/ PATRICK O’MALLEY, III
	Name:	Patrick O’Malley, III
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ KENNETH MASSARONI
	Name:	Kenneth Massaroni
Title: Executive Vice President, General Counsel and Chief Administrative Officer

THE BANK OF NOVA SCOTIA, in its capacity as a Lender, the Issuing Bank, and the Administrative Agent

By:	/s/ EUGENE DEMPSEY
	Name:	Eugene Dempsey
	Title:	Director

LENDER

BANK OF AMERICA, N.A.

By:	/s/ JEANNETTE LU
	Name:	Jeannette Lu
	Title:	Vice President

BNP PARIBAS

By:	/s/ NICOLAS RABIER
Name:	Nicolas Rabier
Title:	Managing Director

By:	/s/ NICOLE MITCHELL
Name:	Nicole Mitchell
Title:	Vice President

MORGAN STANLEY BANK, N.A.

/s/ SHERRESE CLARKE
Name:	Sherrese Clarke
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

/s/ RICHARD ONG PHO
Name:	Richard Ong Pho
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ LACY HOUSTOUN
Name:	Lacy Houstoun
Title:	Director

HSBC BANK USA, N.A.

/s/ ADRIANA D. COLLINS
Name:	Adriana D. Collins
Title:	VP, Senior Relationship Manager

U.S. BANK NATIONAL ASSOCIATION

/s/ RICHARD J. AMENY, JR.
Name:	Richard J. Ameny, Jr.
Title:	Vice President

Schedule 2.01 to Credit Agreement

Lenders and Initial Commitments

Lender	Commitment
The Bank of Nova Scotia	65,000,000
Bank of America, N.A.	65,000,000
BNP Paribas	65,000,000
Morgan Stanley Bank, N.A.	65,000,000
The Bank of Tokyo-Mitsubishi UFJ, LTD.	65,000,000
Wells Fargo Bank, National Association	65,000,000
HSBC Bank USA, N.A.	55,000,000
U.S. Bank National Association	55,000,000
$500,000,000

Annex I

Titles and Roles

Entity	Role
The Bank of Nova Scotia	Administrative Agent
Merrill Lynch Pierce Fenner and Smith Incorporated	Syndication Agent
BNP Paribas	Syndication Agent
Morgan Stanley Senior Funding, Inc.	Syndication Agent
The Bank of Tokyo-Mitsubishi UFJ, LTD.	Documentation Agent
Wells Fargo Bank, National Association	Documentation Agent

Joint Bookrunners
The Bank of Nova Scotia
Merrill Lynch Pierce Fenner and Smith Incorporated
BNP Paribas Securities Corp.
Morgan Stanley Senior Funding, Inc.
The Bank of Tokyo-Mitsubishi UFJ, LTD.